As filed pursuant to Rule 424(b)(3)
                                             Registration No. 333-78959

Prospectus Supplement dated December 6, 1999
to Prospectus dated August 18, 1999

                                DOUBLECLICK INC.

           $250,000,000 4.75% Convertible Subordinated Notes due 2006
                  (Interest Payable March 15 and September 15)

                              --------------------

                        3,030,303 Shares of Common Stock

                              --------------------

      The information contained in the table appearing under the heading "Selling Securityholders" on pages 40 - 42 of the Prospectus is hereby amended to add the following information:

                                                                Principal                Shares of
                                                                  Amount                   Common
                                                                 of Notes   Percentage      Stock
                                                                 that May    of Notes     that May
Name of Selling Securityholder                                    be Sold   Outstanding    be Sold
--------------------------------------------------------------------------------------------------
Alta Partners Holdings, LDC.................................... $5,030,000     2.0%        60,969
Amoco Corporation Master Trust.................................    962,000       *         11,660
Greyhound Lines................................................    100,000       *          1,212
Hotel Union and Hotel Industry of Hawaii.......................    407,000       *          4,933
ITG Inc........................................................    117,000       *          1,418
Jeffries and Company Inc.......................................      9,000       *            109
Pepperdine University Pool A#1.................................     71,000       *            860
PGEP IV, LLC...................................................     88,000       *          1,066
Tracor, Inc. Employees Retirement Plan.........................    143,000       *          1,733
Viacom Pension Plan Master Trust...............................     53,000       *            642

------------------------------
* less than one percent

      The information contained in the table appearing under the heading "Selling Securityholders" on pages 40 - 42 of the Prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                Principal                Shares of
                                                                  Amount                   Common
                                                                 of Notes   Percentage      Stock
                                                                 that May    of Notes     that May
Name of Selling Securityholder                                    be Sold   Outstanding    be Sold
--------------------------------------------------------------------------------------------------
Salomon Smith Barney Inc....................................... $1,687,000      *%         20,448

------------------------------
* less than one percent